Exhibit 8.2

Baker & McKenzie
Level 27 AMP Centre
50 Bridge Street
Sydney, NSW 2000
Australia

Tel: +61 2 9225 0200
Fax: +61 2 9225 1595
www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur

Manila

Melbourne

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe & Middle East

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Dusseldorf

Frankfurt / Main

Geneva

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

North & South America

Bogota

Brasilia

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre

Rio de Janeiro

San Diego

San Francisco

Santiago

Sao Paulo

Tijuana

Toronto

Valencia

Washington, DC

December 19, 2013

Sundance Energy Australia Limited

633 17th Street, Suite 1950

Denver, CO  80202

USA

Dear Ladies and Gentlemen:

In connection with the public offering of American Depositary Shares representing ordinary shares (the “Shares”) of Sundance Energy Australia Limited (the “Company”) pursuant to the Registration Statement on Form F-1 under the U.S. Securities Act of 1933 filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 19, 2013 (the “Registration Statement”), you have requested our opinion concerning the statements in the Registration Statement under the caption “Taxation — Australian Tax Considerations.”

The facts, as we understand them, and upon which we rely in rendering this opinion, are set forth in the Registration Statement.

In our capacity as Australian tax counsel to the Company, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.  For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in any documents.

We are opining as to the effect on the subject transaction of the tax laws of Australia only and we express no opinion with respect to the applicability of other laws of Australia or the laws of any state or any other jurisdiction.

Based on such facts and subject to limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the caption “Taxation — Australian Tax Considerations” constitute the opinion of Baker & McKenzie as to the material tax consequences of an investment in the Shares.

Baker & McKenzie, an Australian Partnership is a member of Baker & McKenzie International, a Swiss Verein

No opinion is expressed as to any matter not discussed in this opinion letter.

We undertake no obligation to update this opinion subsequent to the date on which the Commission declares the Registration Statement effective.  This opinion is based on the tax laws of Australia currently in effect and all of which are subject to change, possibly with retroactive effect, or to different interpretation.  Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated in it.

This opinion is furnished to you and is for your use in connection with the transactions set forth in the Registration Statement.  This opinion may not be relied upon by you for any other purpose.

This letter is given only on behalf of Baker & McKenzie, an Australian partnership comprising Australian and Australian registered foreign lawyers, and not on behalf of any other member firm of Baker & McKenzie International.  In this letter, “we”, “us”, “our” and like expressions should be construed accordingly.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Taxation — Australian Tax Considerations” in the prospectus included in the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules or regulations of the Commission.

Very truly yours,

/s/ BAKER & McKENZIE

Baker & McKenzie